Three months ended      Nine months ended
                                     December 31,            December 31,
                                    1997        1996       1997       1996
                                 ---------   ---------  ---------- ----------

Net income as reported . . . . .  $644,000    $588,000  $2,414,000 $1,845,000
                                 =========   =========  ========== ==========


BASIC:
  Weighted average number of
    common shares outstanding. . 3,241,025   3,114,376   3,216,937  3,106,791
                                 =========   =========  ========== ==========

  Basic earnings per share. . .      $0.20       $0.19       $0.75      $0.59
                                 =========   =========  ========== ==========


DILUTED:
  Common and common equivalent shares
  outstanding:
    Weighted average number of
      common shares outstanding. 3,241,025   3,114,376   3,216,937   3,106,791
    Common stock equivalents
      from options computed on
      the treasury-stock method
      using the average fair
      market value of common
      stock during the period. .   176,414     187,564     163,897    157,811
                                 ---------   ---------  ---------- ----------
    Shares used in the
      computation. . . . . . . . 3,417,439   3,301,940   3,380,834  3,264,602
                                 =========   =========  ========== ==========

 Diluted earnings per share. . .     $0.19       $0.18       $0.71      $0.57
                                 =========   =========  ========== ==========